Exhibit 5.1

One Arizona Center
Phoenix, AZ 85004-2202
602.382.6000
602.382.6070(Fax)
www.swlaw.com

DENVER
LAS VEGAS
ORANGE COUNTY
PHOENIX
SALT LAKE CITY
TUCSON

September 29, 2009
ID Arizona Corp.
1990 S. Bundy Drive
Suite 620
Los Angeles, CA 90025
     Re: Registration Statement on Form S-4 of ID Arizona Corp.
Ladies and Gentlemen:
     We have acted as special Arizona counsel to ID Arizona Corp., an Arizona corporation (the “Company”) in connection with the proposed issuance of up to 25,900,000 shares of the Company’s Common Stock consisting of (a) 12,500,000 shares of Common Stock that the Company plans to issue upon consummation of the merger (the “Merger”) of Ideation Acquisition Corp., a Delaware corporation (“Ideation”), with and into the Company (the “Merger Shares”); (b) 12,400,000 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of certain warrants (the “Warrants”) to be issued upon consummation of the Merger; and (c) 1,000,000 shares of Common Stock issuable upon exercise of certain options (“Options”) to be issued upon consummation of the Merger consisting of (i) 500,000 shares of Common Stock (the “Option Shares”) issuable upon exercise of the Options and (ii) 500,000 shares of Common Stock (the “Option/Warrants Shares”) issuable upon exercise of certain warrants that are issuable upon exercise of the Options, all as contemplated by the Company’s registration statement on Form S-4, as amended (Registration Statement No. 333-158336) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”).
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
     We have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records and documents of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.
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ID Arizona Corp.
September 29, 2009

     In arriving at the opinions expressed below, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, and certificates we have reviewed. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.
     Based on the foregoing, and subject to the further qualifications set forth below, it is our opinion that (i) the Merger Shares have been duly authorized and, if, as and when issued by the Company in accordance with the Registration Statement (as amended and supplemented through the date of issuance), will be validly issued, fully paid and nonassessable; (ii) the Warrant Shares have been duly authorized and, if, as and when issued by the Company upon exercise of the Warrants in accordance with the terms and conditions of the Warrants, will be validly issued, fully paid and nonassessable; (iii) the Option Shares have been duly authorized and, if, as and when issued by the Company upon exercise of the Options in accordance with the terms and conditions of the Options, will be validly issued, fully paid and nonassessable; and (iv) the Option/Warrant Shares have been duly authorized and, if, as and when issued by the Company upon exercise of the warrants issuable upon exercise of the Options in accordance with the terms and conditions of the Options and such warrants, will be validly issued, fully paid and nonassessable.
     The foregoing opinion is limited to Arizona law and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus which forms a part of the Registration Statement and any supplement or supplements to such prospectus. By the giving of such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or within the meaning of the rules and regulations of the Commission.
Very truly yours,